UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Other Events.
On February 19, 2013 and effective as of that date, the Board of Directors (the "Board") of Republic Airways Holdings Inc. (the "Company") adopted the Second Amended and Restated Bylaws of Republic Airways Holdings Inc. (the "Amended Bylaws"). The Company adopted the Amended Bylaws to be consistent with current Delaware law and to increase the efficiency of its corporate operations. The following is a summary of the material revisions included in the Amended Bylaws: (i) conformed the time periods for properly bringing matters to the annual meeting of stockholders to those prescribed by Rule 14a-8 of the Securities Exchange Act of 1934, as amended; (ii) revised certain provisions regarding (a) removal of a director only with cause and with a vote of at least a majority of the outstanding shares and (b) participation in Board and stockholder meetings to track Delaware law; (iii) confirmed the requirements for notice of special Board meetings and the Board's authority for establishing rules and regulations for the conduct of its meetings; (iv) set forth the procedures for transacting business in the event of an emergency; (v) provided the Chief Financial Officer with the authority to designate certain other officers; (vi) clarified certain policies and procedures related to indemnification of directors and officers, including that (a) officers and directors are entitled to indemnification at the time they become officers and directors and that right continues beyond the date they cease to hold those positions, (b) the Company is not liable to indemnify any indemnitee for amounts paid in settlement effected without the Company's consent, and (c) the Company is entitled to be subrogated to the extent of any payment to an indemnitee; (vii) added provisions describing matters the Board may consider in acting on behalf of the Company; and (viii) clarified who can call a special meeting of stockholders, the timing and process of stockholder nominations, the procedures for voting by proxy, that directors are elected by a plurality of votes cast and certain other matters.

The above summary of the revisions contained in the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
3.1    Second Amended and Restated Bylaws of Republic Airways Holdings Inc.

    (All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:     /s/ Timothy P. Dooley
Name:    Timothy P. Dooley
Title:    Senior Vice President and
Chief Financial Officer

Dated: February 25, 2013

EXHIBIT INDEX
Exhibit Number    Description
3.1            Second Amended and Restated Bylaws of Republic Airways Holdings Inc.